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                                                                    EXHIBIT 99.1



     The undersigned hereby consents to the use of the following market projections and related assumptions, and to the reference to its name in the Registration Statement on Form S-1, including any amendments thereto (each a "Registration Statement") of Witness Systems, Inc., and the prospectus included therein, including, without limitation, any references under the headings "Prospectus Summary" and "Business." The undersigned also grants its permission to include a copy of this consent as a part of any Registration Statement.

JUPITER COMMUNICATIONS ESTIMATES THAT 90% OF ALL ONLINE CUSTOMERS STILL PREFER HUMAN INTERACTION.


December 22, 1999
                                                Jupiter Communications

                                                By:  Michelle Hyseb
                                                     ---------------------

                                                Its: Associate Manager, PR
                                                     ---------------------

Nancy Treaster
VP Marketing
Witness Systems Inc
770-754-1906